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                                  Exhibit 10(m)

Schedule 10(m) identifying promissory notes that are substantially similar to
Exhibit 10(l) in all material respects except as to the parties thereto, the date of the note and the amount of the loan.

----------------------------------------- -----------------------------------
           Date of Note                            Loan Amount
----------------------------------------- -----------------------------------
         November 7, 2003                            $25,000
----------------------------------------- -----------------------------------
         February 3, 2004                            $25,000
----------------------------------------- -----------------------------------
         February 7, 2004                            $25,000
----------------------------------------- -----------------------------------
         February 9, 2004                            $25,000
----------------------------------------- -----------------------------------
          March 22, 2004                             $25,000
----------------------------------------- -----------------------------------
          March 23, 2004                             $25,000
----------------------------------------- -----------------------------------
          March 23, 2004                             $75,000
----------------------------------------- -----------------------------------
           May 28, 2004                              $50,000
----------------------------------------- -----------------------------------
           May 31, 2004                              $10,000
----------------------------------------- -----------------------------------
           June 10, 2004                             $15,000
----------------------------------------- -----------------------------------
           June 25, 2004                             $500,000
----------------------------------------- -----------------------------------





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